Exhibit 99.1

AVEANNA HEALTHCARE HOLDINGS ANNOUNCES

SECOND-QUARTER 2022 FINANCIAL RESULTS

Atlanta, Georgia (August 10, 2022) – Aveanna Healthcare Holdings, Inc. (NASDAQ: AVAH), a leading, diversified home care platform focused on providing care to medically complex, high-cost patient populations, today announced financial results for the three-month period ended July 2, 2022.

Tony Strange, Chief Executive Officer, commented “Despite continued challenges in the labor markets during the second quarter, including both shortages in workforce and ongoing inflationary wage pressures, we are optimistic about many aspects of our business, including reimbursement rate increases in our PDS segment during the second half of 2022 and ongoing opportunities to further solidify our relationships with our payor partners through value based pricing arrangements. The demand for our services has never been higher and we are confident that the Aveanna platform and infrastructure is primed for growth once the macro headwinds we are facing subside.”

Three-Month Periods Ended July 2, 2022 and July 3, 2021

Revenue was $443.0 million for the three-month period ended July 2, 2022, as compared to $436.1 million for the three-month period ended July 3, 2021, an increase of $6.8 million, or 1.6%. The overall increase in revenue was attributable to a $11.3 million increase in Home Health & Hospice (“HHH”) segment revenue, net of a $2.8 million decrease in Medical Solutions ("MS") segment revenue, and a $1.7 million decrease in Private Duty Services ("PDS") segment revenue compared with the prior year period.

Gross margin was $145.0 million, or 32.7% of revenue, for the three months ended July 2, 2022, as compared to $146.6 million, or 33.6% of revenue, for the three months ended July 3, 2021, a decrease of $1.5 million, or 1.1%.

Net loss was $473.9 million for the second quarter of 2022, compared to net income of $1.3 million for the second quarter of 2021, primarily due to a goodwill impairment of approximately $470.2 million. Net loss per diluted share was $2.56 for the second quarter of 2022, as compared to net income per diluted share of $0.01 for the second quarter of 2021. Adjusted net income per diluted share was $0.03 for the second quarter of 2022, as compared to $0.10 for the second quarter of 2021.

Adjusted EBITDA was $37.0 million, or 8.3% of revenue, for the second quarter of 2022, as compared to $48.8 million, or 11.2% of revenue, for the second quarter of 2021.

Six-Month Periods Ended July 2, 2022 and July 3, 2021

Revenue was $893.5 million for the six-month period ended July 2, 2022, as compared to $853.3 million for the six-month period ended July 3, 2021, an increase of $40.2 million, or 4.7% The overall increase in revenue was attributable to a $46.4 million increase in HHH segment revenue, net of a $3.9 million decrease in MS segment revenue, with PDS segment revenue flat compared with the prior year period.

Gross margin was $289.9 million, or 32.4% of revenue, for the six months ended July 2, 2022, as compared to $278.3 million, or 32.6% of revenue, for the six months ended July 3, 2021, an increase of $11.6 million, or 4.2%.

Net loss was $448.6 million for the first six months of 2022, as compared to net income of $7.1 million for the first six months of 2021, primarily due to a goodwill impairment of approximately $470.2 million. Net loss per diluted share was $2.43 for the first six months of 2022, as compared to net income per diluted share of $0.04 for the first six months of 2021. Adjusted net income per diluted share was $0.07 for the first six months of 2022, as compared to $0.19 for the first six months of 2021.

Adjusted EBITDA was $74.9 million, or 8.4% of revenue, for the first six months of 2022, as compared to $92.6 million, or 10.8% of revenue, for the first six months of 2021.

Liquidity, Cash Flow, and Debt

•
As of July 2, 2022, we had cash of $17.5 million, plus the following liquidity available under our credit facilities:
o
$167.4 million of available borrowing capacity under our revolving credit facility, and
o
$200.0 million of availability under our DDTL for future acquisitions.
•
Excluding $45.0 million of net borrowings on our Securitization Facility and revolving credit facility during the six months ended July 2, 2022, and cash used and provided by acquisitions and divestitures, net cash used by operating, investing and financing activities in aggregate was $57.3 million. This included an $11.7 million purchase of an interest rate cap in February 2022; and a $3.5 million repayment of CMS advances received by companies acquired by us.
•
As of July 2, 2022 we had bank debt of $1,434 million. Our interest rate exposure under our credit facilities is hedged with the following instruments:
o
$520.0 million notional amount of interest rate swaps that convert variable rate debt to a fixed rate, and
o
$880.0 million notional amount of interest rate caps that cap our exposure to LIBOR at 3.0%.

The leverage maintenance covenants in our revolving credit facility do not become operative unless more than one third of the total availability under the revolving credit facility has been utilized, subject to a $15 million carve-out for letters of credit. Should the leverage maintenance covenant become operative, maximum allowable first lien leverage would be 7.6x.

Recent Developments

$25 million Increase of Borrowing Capacity under Receivables Securitization Facility; $60 million Draw under Delay Draw Term Loan

On August 8, 2022, we amended our Receivables Securitization Facility (the "Securitization Facility") to increase the available borrowing capacity from $150.0 million to $175.0 million, subject to customary terms and conditions.

On August 9, 2022, we drew $60.0 million under our $200.0 million Delayed Draw Term Loan Facility (“DDTL”) to replace cash on our balance sheet previously used to complete acquisitions in the fourth quarter of 2021. The remaining $140.0 million available under the DDTL is available until July 15, 2023, subject to certain terms and conditions.

David Afshar, Chief Financial Officer, commented “As we navigate our way through challenging macro trends and headwinds, we continue to have ample liquidity to fund our operations and believe our credit facilities are appropriately hedged against the rising interest rate environment.”

Non-GAAP Financial Measures

In addition to our results of operations prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we also evaluate our financial performance using EBITDA, Adjusted EBITDA, Field contribution, Field contribution margin, Adjusted corporate expense, Adjusted net income and Adjusted net income per diluted share. Given our determination of adjustments in arriving at our computations, these non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as substitutes or alternatives to net income or loss, revenue, operating income or loss, cash flows from operating activities, total indebtedness or any other financial measures calculated in accordance with GAAP.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures and are not intended to replace financial performance measures determined in accordance with U.S. GAAP, such as net income (loss). Rather, we present EBITDA and Adjusted EBITDA as supplemental measures of our performance. We define EBITDA as net income (loss) before interest expense, net; income tax (expense) benefit; and depreciation and amortization. We define Adjusted EBITDA as EBITDA, adjusted for the impact of certain other items that are either non-recurring, infrequent, non-cash, unusual, or items deemed by management to not be indicative of the performance of our core operations, including impairments of goodwill, intangible assets, and other long-lived assets; non-cash, share-based compensation; sponsor fees; loss on extinguishment of debt; fees related to debt modifications; the effect of interest rate derivatives; acquisition-related and integration costs; legal costs and settlements associated with acquisition matters; COVID-19 related costs; and other system transition costs, professional fees and other costs. As non-GAAP financial measures, our computations of EBITDA and Adjusted EBITDA may vary from similarly termed non-GAAP financial measures used by other companies, making comparisons with other companies on the basis of this measure impracticable.

We believe our computations of EBITDA and Adjusted EBITDA are helpful in highlighting trends in our core operating performance. In determining which adjustments are made to arrive at EBITDA and Adjusted EBITDA, we consider both (1) certain non-recurring, infrequent, non-cash or unusual items, which can vary significantly from year to year, as well as (2) certain other items that may be recurring, frequent, or settled in cash but which we do not believe are indicative of our core operating performance. We use EBITDA and Adjusted EBITDA to assess operating performance and make business decisions.

We have incurred substantial acquisition-related costs and integration costs in fiscal years 2022, 2021 and 2020. The underlying acquisition activities take place over a defined timeframe, have distinct project timelines and are incremental to activities and costs that arise in the ordinary course of our business. Therefore, we believe it is important to exclude these costs from our Adjusted EBITDA because it provides us a normalized view of our core, ongoing operations after integrating our acquired companies, which we believe is an important measure in assessing our performance.

Field contribution and Field contribution margin

Field contribution and Field contribution margin are non-GAAP financial measures and are not intended to replace financial performance measures determined in accordance with GAAP, such as operating income (loss). Rather, we present Field contribution and Field contribution margin as supplemental measures of our performance. We define Field contribution as operating income (loss) prior to corporate expenses and other non-field related costs, including depreciation and amortization, acquisition-related costs, and other operating expenses. Field contribution margin is Field contribution as a percentage of revenue. As non-GAAP financial measures, our computations of Field contribution and Field contribution margin may vary from similarly termed non-GAAP financial measures used by other companies, making comparisons with other companies on the basis of these measures impracticable.

We believe Field contribution and Field contribution margin are helpful in highlighting trends in our core operating performance and evaluating trends in our branch and regional results, which can vary from year to year. We use Field contribution and Field contribution margin to make business decisions and assess the operating performance and results delivered by our core field operations, prior to corporate and other costs not directly related to our field operations. These metrics are also important because they guide us in determining whether our branch and regional administrative expenses are appropriately sized to support our caregivers and direct patient care operations. Additionally, Field contribution and Field contribution margin determine how effective we are in managing our field supervisory and administrative costs associated with supporting our provision of services and sale of products.

Adjusted corporate expenses

Adjusted corporate expenses is a non-GAAP financial measure and is not intended to replace financial performance measures determined in accordance with GAAP, such as corporate expenses. Rather, we present adjusted corporate expenses as a supplemental measure of our performance. We define Adjusted corporate expenses as corporate expenses adjusted for the impact of certain other items that are either non-recurring, infrequent, non-cash, unusual, or items deemed by us to not be indicative of the performance of our core operations, including non-cash, share-based compensation; sponsor fees; acquisition-related and integration costs; legal costs and settlements associated with acquisition matters; COVID related costs, net of reimbursement; and other system transition costs, professional fees and other costs. As non-GAAP financial measures, our computations of adjusted corporate expenses may vary from similarly termed non-GAAP financial measures used by other companies, making comparisons with other companies on the basis of this measure impracticable.

We believe Adjusted corporate expenses is helpful in highlighting trends in our corporate support function, which can vary from year to year. We use Adjusted corporate expenses to make business decisions in determining whether or not our corporate expenses is appropriately sized to support our caregivers and direct patient care operations. Excluding the aforementioned items from corporate expenses that are either non-recurring, infrequent, non-cash, unusual, or items deemed by us to not be indicative of the performance of our core operations allows us to evaluate adjusted corporate expenses in relation to the support necessary for our caregivers and direct patient care operations.

Adjusted net income and Adjusted net income per diluted share

Adjusted net income represents net income (loss) as adjusted for the impact of GAAP income tax, goodwill, intangible and other long-lived asset impairment charges, non-cash share-based compensation expense, sponsor fees, loss on extinguishment of debt, interest rate derivatives, acquisition-related costs, integration costs, legal costs, COVID-related costs net of reimbursement, ABA exited operations, other system transition costs, professional fees and certain other miscellaneous items on a pre-tax basis. Adjusted net income includes a provision for income taxes derived utilizing a combined statutory tax rate. The combined statutory tax rate is our estimate of our long-term tax rate. The most comparable GAAP measure is net income (loss).

Adjusted net income per diluted share represents adjusted net income on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. The most comparable GAAP measure is net income (loss) per share, diluted.

Adjusted net income and Adjusted net income per diluted share are important to us because they allow us to assess financial results, exclusive of the items mentioned above that are not operational in nature or comparable to those of our competitors.

Conference Call

Aveanna will host a conference call on Thursday, August 11, 2022, at 10:00 a.m. Eastern Time to discuss our second quarter 2022 results. The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A telephonic replay of the conference call will be available until August 18, 2022, by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13731001. A live webcast of our conference call will also be available under the Investor Relations section of our website: https://ir.aveanna.com/. The online replay will also be available for one week following the call.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements (other than statements of historical facts) in this press release regarding our prospects, plans, financial position, business strategy and expected financial and operational results may constitute forward-looking statements. Forward-looking statements generally can be identified by the use of terminology such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “predict,” “project,” “potential,” “continue” or the negatives of these terms or variations of them or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, such as our ability to successfully execute our growth strategy, including through organic growth and the completion of acquisitions, effective integration of the companies we acquire, unexpected costs of acquisitions and dispositions, the possibility that expected cost synergies may not materialize as expected, the failure of Aveanna or the companies we acquire to perform as expected, estimation inaccuracies in revenue recognition, our ability to drive margin leverage through lower costs, unexpected increases in SG&A and other expenses, changes in reimbursement, changes in government regulations, changes in Aveanna’s relationships with referral sources, increased competition for Aveanna’s services or wage inflation, changes in the interpretation of government regulations or discretionary determinations made by government officials, uncertainties regarding the outcome of rate discussions with managed care organizations and our ability to effectively collect our cash from these organizations, our ability to effectively collect and submit data required under Electronic Visit Verification regulations, our ability to comply with the terms and conditions of the CMS Review Choice Demonstration program, our ability to effectively implement and transition to new electronic medical record systems or billing and collection systems, changes in tax rates, the impact of adverse weather, the impact to our business operations, reimbursements and patient population were the COVID-19 environment to worsen, and other risks set forth under the heading “Risk Factors” in Aveanna’s Annual Report on Form 10-K for its 2021 fiscal year filed with the Securities and Exchange Commission on March 28, 2022, which is available at www.sec.gov. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may prove to be incorrect or imprecise. Accordingly, forward-looking statements included in this press release do not purport to be predictions of future events or circumstances, and actual results may differ materially from those expressed by forward-looking statements. All forward-looking statements speak only as of the date made, and Aveanna undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Aveanna Healthcare

Aveanna Healthcare is headquartered in Atlanta, Georgia and has locations in 33 states providing a broad range of pediatric and adult healthcare services including nursing, rehabilitation services, occupational nursing in schools, therapy services, day treatment centers for medically fragile and chronically ill children and adults, home health and hospice services, as well as delivery of enteral nutrition and other products to patients. The Company also provides case management services in order to assist families and patients by coordinating the provision of services between insurers or other payers, physicians, hospitals, and other healthcare providers. In addition, the Company provides respite healthcare services, which are temporary care provider services provided in relief of the patient’s normal caregiver. The Company’s services are designed to provide a high quality, lower cost alternative to prolonged hospitalization. For more information, please visit www.aveanna.com.

Cash Flow and Information about Indebtedness

The following table sets forth a summary of our cash flows from operating, investing, and financing activities for the period presented:

	For the six-month periods ended
(dollars in thousands)	July 2, 2022	July 3, 2021
Net cash used in operating activities	$(29,357)	$(13,621)
Net cash used in investing activities	$(18,456)	$(108,583)
Net cash provided by financing activities	$34,786	$91,408
Cash and cash equivalents at beginning of period	$30,490	$137,345
Cash and cash equivalents at end of period	$17,463	$106,549

The following table presents our long-term indebtedness as of July 2, 2022:

(dollars in thousands)
Instrument	Interest Rate	July 2, 2022
2021 Extended Term Loan	L + 3.75%	$853,550
Term Loan - Second Lien Term Loan	L + 7.00%	415,000
Revolving Credit Facility	L + 3.75%	15,000
Securitization Facility	BSBY + 2.00%	150,000
Total indebtedness		$1,433,550
L = Greater of 0.50% or one-month LIBOR

Results of Operations

Three and Six-Month Periods Ended July 2, 2022, Compared to the Three and Six-Month Periods Ended July 3, 2021

The following table summarizes our consolidated results of operations for the periods indicated (amounts in thousands, except per share data):

	For the three-month periods ended		For the six-month periods ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Revenue	$442,955	$436,112	$893,489	$853,272
Cost of revenue, excluding depreciation and amortization	297,912	289,523	603,620	575,000
Branch and regional administrative expenses	88,998	77,720	177,741	147,092
Corporate expenses	36,202	32,401	72,769	59,800
Goodwill impairment	470,207	-	470,207	-
Depreciation and amortization	6,038	5,170	11,857	10,018
Acquisition-related costs	(22)	1,004	69	2,772
Other operating expense (income)	1	-	(169)	-
Operating (loss) income	(456,381)	30,294	(442,605)	58,590
Interest income	143	61	205	138
Interest expense	(22,919)	(19,262)	(45,283)	(41,687)
Loss on debt extinguishment	-	(8,918)	-	(8,918)
Other income (expense)	4,926	(736)	41,383	(577)
(Loss) Income before income taxes	(474,231)	1,439	(446,300)	7,546
Income tax benefit (expense)	344	(179)	(2,253)	(488)
Net (loss) income	$(473,887)	$1,260	$(448,553)	$7,058
Net (loss) income per share:
Net (loss) income per share, basic	$(2.56)	$0.01	$(2.43)	$0.05
Weighted average shares of common stock outstanding, basic	184,953	171,149	184,940	156,636
Net (loss) income per share, diluted	$(2.56)	$0.01	$(2.43)	$0.04
Weighted average shares of common stock outstanding, diluted	184,953	177,683	184,940	161,975

The following tables summarize our consolidated key performance measures, including Field contribution and Field contribution margin, which are non-GAAP measures, for the periods indicated:

	For the three-month periods ended
(dollars in thousands)	July 2, 2022	July 3, 2021	Change	% Change
Revenue	$442,955	$436,112	$6,843	1.6%
Cost of revenue, excluding depreciation and amortization	297,912	289,523	8,389	2.9%
Gross margin	$145,043	$146,589	$(1,546)	-1.1%
Gross margin percentage	32.7%	33.6%
Branch and regional administrative expenses	88,998	77,720	11,278	14.5%
Field contribution	$56,045	$68,869	$(12,824)	-18.6%
Field contribution margin	12.7%	15.8%
Corporate expenses	$36,202	$32,401	$3,801	11.7%
As a percentage of revenue	8.2%	7.4%
Operating (loss) income	$(456,381)	$30,294	$(486,675)	NM
As a percentage of revenue	-103.0%	6.9%

	For the six-month periods ended
(dollars in thousands)	July 2, 2022	July 3, 2021	Change	% Change
Revenue	$893,489	$853,272	$40,217	4.7%
Cost of revenue, excluding depreciation and amortization	603,620	575,000	28,620	5.0%
Gross margin	$289,869	$278,272	$11,597	4.2%
Gross margin percentage	32.4%	32.6%
Branch and regional administrative expenses	177,741	147,092	30,649	20.8%
Field contribution	$112,128	$131,180	$(19,052)	-14.5%
Field contribution margin	12.5%	15.4%
Corporate expenses	$72,769	$59,800	$12,969	21.7%
As a percentage of revenue	8.1%	7.0%
Operating (loss) income	$(442,605)	$58,590	$(501,195)	-855.4%
As a percentage of revenue	-49.5%	6.9%

The following tables summarize our key performance measures by segment for the periods indicated:

	PDS
	For the three-month periods ended
(dollars and hours in thousands)	July 2, 2022	July 3, 2021	Change	% Change
Revenue	$348,025	$349,680	$(1,655)	-0.5%
Cost of revenue, excluding depreciation and amortization	246,636	243,898	2,738	1.1%
Gross margin	$101,389	$105,782	$(4,393)	-4.2%
Gross margin percentage	29.1%	30.3%		-1.2%	(4)
Hours	9,604	9,920	(316)	-3.2%
Revenue rate	$36.24	$35.25	$0.99	2.7%	(1)
Cost of revenue rate	$25.68	$24.59	$1.09	4.3%	(2)
Spread rate	$10.56	$10.66	$(0.10)	-1.0%	(3)

	HHH
	For the three-month periods ended
(dollars and admissions/episodes in thousands)	July 2, 2022	July 3, 2021	Change	% Change
Revenue	$61,382	$50,071	$11,311	22.6%
Cost of revenue, excluding depreciation and amortization	31,797	25,765	6,032	23.4%
Gross margin	$29,585	$24,306	$5,279	21.7%
Gross margin percentage	48.2%	48.5%		-0.3%	(4)
Home health total admissions (5)	12.4	11.7	0.7	6.0%
Home health episodic admissions (6)	7.6	7.1	0.5	7.0%
Home health total episodes (7)	12.3	10.3	2.0	19.4%
Home health revenue per completed episode (8)	$3,004	$2,894	$110	3.8%

	MS
	For the three-month periods ended
(dollars and UPS in thousands)	July 2, 2022	July 3, 2021	Change	% Change
Revenue	$33,548	$36,361	$(2,813)	-7.7%
Cost of revenue, excluding depreciation and amortization	19,479	19,860	(381)	-1.9%
Gross margin	$14,069	$16,501	$(2,432)	-14.7%
Gross margin percentage	41.9%	45.4%		-3.5%	(4)
Unique patients served (“UPS”)	78	78	-	0.0%
Revenue rate	$430.10	$466.17	$(36.07)	-7.7%	(1)
Cost of revenue rate	$249.73	$254.62	$(4.89)	-1.9%	(2)
Spread rate	$180.37	$211.55	$(31.18)	-14.7%	(3)

	PDS
	For the six-month periods ended
(dollars and hours in thousands)	July 2, 2022	July 3, 2021	Change	% Change
Revenue	$698,215	$700,507	$(2,292)	-0.3%
Cost of revenue, excluding depreciation and amortization	498,510	492,895	5,615	1.1%
Gross margin	$199,705	$207,612	$(7,907)	-3.8%
Gross margin percentage	28.6%	29.6%		-1.0%	(4)
Hours	19,216	19,830	(614)	-3.1%
Revenue rate	$36.34	$35.33	$1.01	2.8%	(1)
Cost of revenue rate	$25.94	$24.86	$1.08	4.2%	(2)
Spread rate	$10.39	$10.47	$(0.08)	-0.7%	(3)

	HHH
	For the six-month periods ended
(dollars and admissions/episodes in thousands)	July 2, 2022	July 3, 2021	Change	% Change
Revenue	$128,005	$81,589	$46,416	56.9%
Cost of revenue, excluding depreciation and amortization	65,965	43,094	22,871	53.1%
Gross margin	$62,040	$38,495	$23,545	61.2%
Gross margin percentage	48.5%	47.2%		1.3%	(4)
Home health total admissions (5)	26.7	17.5	9.2	52.6%
Home health episodic admissions (6)	16.3	10.9	5.4	49.5%
Home health total episodes (7)	26.1	16.0	10.1	63.1%
Home health revenue per completed episode (8)	$2,961	$2,928	$33	1.1%

	MS
	For the six-month periods ended
(dollars and UPS in thousands)	July 2, 2022	July 3, 2021	Change	% Change
Revenue	$67,269	$71,176	$(3,907)	-5.5%
Cost of revenue, excluding depreciation and amortization	39,145	39,011	134	0.3%
Gross margin	$28,124	$32,165	$(4,041)	-12.6%
Gross margin percentage	41.8%	45.2%		-3.4%	(4)
Unique patients served (“UPS”)	156	151	5	3.3%
Revenue rate	$431.21	$471.36	$(40.15)	-8.8%	(1)
Cost of revenue rate	$250.93	$258.35	$(7.42)	-3.0%	(2)
Spread rate	$180.28	$213.01	$(32.73)	-15.9%	(3)

1)
Represents the period over period change in revenue rate, plus the change in revenue rate attributable to the change in volume.
2)
Represents the period over period change in cost of revenue rate, plus the change in cost of revenue rate attributable to the change in volume.
3)
Represents the period over period change in spread rate, plus the change in spread rate attributable to the change in volume.
4)
Represents the change in margin percentage year over year (or quarter over quarter).
5)
Represents home health episodic and fee-for-service admissions.
6)
Represents home health episodic admissions.
7)
Represents episodic admissions and recertifications.
8)
Represents Medicare revenue per completed episode.

The following table reconciles operating income to Field contribution and Field contribution margin:

	For the three-month periods ended		For the six-month periods ended
(dollars in thousands)	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Operating (loss) income	$(456,381)	$30,294	$(442,605)	$58,590
Other operating expense (income)	1	-	(169)	-
Acquisition-related costs	(22)	1,004	69	2,772
Depreciation and amortization	6,038	5,170	11,857	10,018
Goodwill impairment	470,207	-	470,207	-
Corporate expenses	36,202	32,401	72,769	59,800
Field contribution	$56,045	$68,869	$112,128	$131,180
Revenue	$442,955	$436,112	$893,489	$853,272
Field contribution margin	12.7%	15.8%	12.5%	15.4%

The following table reconciles net (loss) income to EBITDA and Adjusted EBITDA:

	For the three-month periods ended		For the six-month periods ended
(dollars in thousands)	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net (loss) income	$(473,887)	$1,260	$(448,553)	$7,058
Interest expense, net	22,776	19,201	45,078	41,549
Income tax (benefit) expense	(344)	179	2,253	488
Depreciation and amortization	6,038	5,170	11,857	10,018
EBITDA	(445,417)	25,810	(389,365)	59,113
Goodwill, intangible and other long-lived asset impairment	470,196	98	470,084	94
Non-cash share-based compensation	5,781	5,168	10,596	5,880
Sponsor fees (1)	-	-	-	808
Loss on extinguishment of debt	-	8,918	-	8,918
Interest rate derivatives (2)	(4,845)	737	(41,028)	686
Acquisition-related costs and other costs (3)	(22)	1,004	69	2,772
Integration costs (4)	6,496	4,649	13,243	8,118
Legal costs and settlements associated with acquisition matters (5)	1,470	475	2,509	1,050
COVID-related costs, net of reimbursement (6)	915	560	5,087	2,320
Other system transition costs, professional fees and other (7)	2,393	1,424	3,722	2,820
Total adjustments (8)	$482,384	$23,033	$464,282	$33,466
Adjusted EBITDA	$36,967	$48,843	$74,917	$92,579

The following table reconciles Corporate expenses to Adjusted corporate expenses:

	For the three-month periods ended		For the six-month periods ended
(dollars in thousands)	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Corporate expenses	$36,202	$32,401	$72,769	$59,800
Non-cash share-based compensation	(4,319)	(4,276)	(8,348)	(4,825)
Sponsor fees (1)	-	-	-	(808)
Integration costs (4)	(5,808)	(3,889)	(12,062)	(7,649)
Legal costs and settlements associated with acquisition matters (5)	(1,470)	(559)	(2,510)	(1,134)
COVID-related costs, net of reimbursement (6)	(59)	(71)	(211)	(221)
Other system transition costs, professional fees and other (7)	(2,054)	(1,822)	(3,685)	(3,726)
Total adjustments	(13,710)	(10,617)	(26,816)	(18,363)
Adjusted corporate expenses	$22,492	$21,784	$45,953	$41,437
Adjusted corporate expenses as a percentage of revenue	5.1%	5.0%	5.1%	4.9%

The following table reconciles net (loss) income to Adjusted net income and presents Adjusted net income per diluted share:

	For the three-month periods ended		For the six-month periods ended
(dollars in thousands, except share and per share data)	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Net (loss) income	$(473,887)	$1,260	$(448,553)	$7,058
Income tax (benefit) expense	(344)	179	2,253	488
Goodwill, intangible and other long-lived asset impairment	470,196	98	470,084	94
Non-cash share-based compensation	5,781	5,168	10,596	5,880
Sponsor fees (1)	-	-	-	808
Loss on extinguishment of debt	-	8,918	-	8,918
Interest rate derivatives (2)	(4,845)	737	(41,028)	686
Acquisition-related costs and other costs (3)	(22)	1,004	69	2,772
Integration costs (4)	6,496	4,649	13,243	8,118
Legal costs and settlements associated with acquisition matters (5)	1,470	475	2,509	1,050
COVID-related costs, net of reimbursement (6)	915	560	5,087	2,320
Other system transition costs, professional fees and other (7)	2,393	1,424	3,722	2,820
Total adjustments	482,040	23,212	466,535	33,954
Adjusted pre-tax net income	8,153	24,472	17,982	41,012
Income tax provision on adjusted pre-tax income (9)	(2,038)	(6,118)	(4,496)	(10,253)
Adjusted net income	$6,115	$18,354	$13,486	$30,759
Weighted average shares outstanding, diluted	184,953	177,683	184,940	161,975
Adjusted net income per diluted share (10)	$0.03	$0.10	$0.07	$0.19

The following footnotes are applicable to tables above that reconcile (i) net (loss) income to EBITDA and Adjusted EBITDA, (ii) Corporate expenses to Adjusted corporate expenses and (iii) net (loss) income to Adjusted net income. The adjustments to reconcile Corporate expenses to Adjusted corporate expenses only represent the amounts that were recorded within Corporate expenses.

1)
Represents management fees previously payable to our sponsors under our Management Agreement as defined in Note 13 – Related Party Transactions within the notes accompanying our interim unaudited consolidated financial statements included in this Quarterly Report on Form 10-Q. The Management Agreement terminated upon completion of our initial public offering.
2)
Represents valuation adjustments and settlements associated with interest rate derivatives that are not included in interest expense, net. Such items are included in other income.
3)
Represents transaction costs incurred in connection with planned, completed, or terminated acquisitions, which include investment banking fees, legal diligence and related documentation costs, and finance and accounting diligence and documentation, as presented on the Company’s consolidated statements of operations.
4)
Represents (i) costs associated with our Integration Management Office, which focuses solely on our integration efforts, of $0.6 million and $1.7 million for the three and six-month periods ended July 2, 2022, respectively; and $1.0 million and $1.9 million for the three and six-month periods ended July 3, 2021, respectively; and (ii) transitionary costs incurred to integrate acquired companies into our field and corporate operations of $5.9 million and $11.5 million for the three and six-month periods ended July 2, 2022, respectively; and $3.7 million and $6.2 million for the three and six-month periods ended July 3, 2021, respectively. Transitionary costs incurred to integrate acquired companies include IT consulting costs and related integration support costs; salary, severance and retention costs associated with duplicative acquired company personnel until such personnel are exited from the Company; accounting, legal and consulting costs; expenses and impairments related to the closure and consolidation of overlapping markets of acquired companies, including lease termination and relocation costs; costs associated with terminating legacy acquired company contracts and systems; and one-time costs associated with rebranding our acquired companies and locations to the Aveanna brand.
5)
Represents legal and forensic costs, as well as settlements associated with resolving legal matters arising during or as a result of our acquisition-related activities. This primarily includes costs of $1.3 million and $2.3 million for the three and six-month periods ended July 2, 2022, respectively; and $0.5 million and $1.0 million for the three and six-month periods ended July 3, 2021, respectively, to comply with the U.S. Department of Justice, Antitrust Division’s grand jury subpoena related to nurse wages and hiring activities in certain of our markets, in connection with a terminated transaction.
6)
Represents costs incurred as a result of the COVID-19 environment, primarily including, but not limited to, (i) relief, vaccine, and hero pay provided to our caregivers; staffing and retention related incentives to attract and retain caregivers in the midst of the Omicron surge; and other incremental compensation costs; (ii) sick leave for our caregivers required by OSHA's Emergency Temporary Standard, costs required to comply with federal, state and local vaccination mandates and testing requirements, and worker compensation costs for mandated quarantine time; (iii) incremental PPE costs; and (iv) salary, severance and lease termination costs associated with workforce reductions necessitated by COVID-19.

7)
Represents (i) costs associated with the implementation of, and transition to, new electronic medical record systems and billing and collection systems, duplicative system costs while such transformational projects are in-process, and other system transition costs of $1.5 million and $3.1 million for the three and six-month periods ended July 2, 2022, respectively, and $0.3 million for the three and six-month periods ended July 3, 2021; (ii) professional fees associated with preparation for Sarbanes-Oxley compliance, advisory fees associated with preparation for and execution of our initial public equity offering, of $0.5 million and $0.7 million for the three and six-month periods ended July 2, 2022, respectively; and $1.6 million and $3.6 million for the three and six-month periods ended July 3, 2021, respectively; (iii) $(0.2) million of net gains on disposal of businesses during the six-month period ended July 2, 2022 (there were no such gains or losses in any other period); (iv) costs associated with obtaining certificates of need and other denovo start-up costs of $0.2 million in the three and six-month periods ended July 2, 2022 (there were no such costs in any other period); and (v) certain other costs or (income) that are either non-cash or non-core to the Company’s ongoing operations of $0.2 million and $(0.1) million for the three and six-month periods ended July 2, 2022, respectively; and $(0.5) million and $(1.1) million for the three and six-month periods ended July 3, 2021, respectively.
8)
The table below reflects the increase or decrease, and aggregate impact, to the line items included on our consolidated statements of operations based upon the adjustments used in arriving at Adjusted EBITDA from EBITDA for the periods indicated:

	For the three-month periods ended		For the six-month periods ended
(dollars in thousands)	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
Revenue	$-	$(135)	$-	$(150)
Cost of revenue, excluding depreciation and amortization	1,239	134	5,176	1,028
Branch and regional administrative expenses	2,174	1,759	3,565	1,959
Corporate expenses	13,710	10,617	26,816	18,363
Goodwill impairment	470,207	-	470,207	-
Acquisition-related costs	(22)	1,004	69	2,772
Other operating expenses	1	-	(169)	-
Loss on debt extinguishment	-	8,918	-	8,918
Other income	(4,925)	736	(41,382)	576
Total adjustments	$482,384	$23,033	$464,282	$33,466

9)
Derived utilizing a combined statutory rate of 25% for the three and six-month periods ended July 2, 2022, and July 3, 2021, respectively, and applied to the respective adjusted pre-tax income.
10)
Adjustments used to reconcile net (loss) income per diluted share on a GAAP basis to adjusted net income per diluted share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net (loss) income to adjusted net income divided by the weighted-average diluted shares outstanding during the period.